UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 16, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2008, the independent members of the PG&E Corporation Board of Directors (Board) approved a grant of restricted stock units with an aggregate value of $1 million to be made to Peter A. Darbee, Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation, on the third business day following PG&E Corporation’s release of its financial results for the quarter ended March 31, 2008 (the "2008 RSU Grant").  The number of restricted stock units that Mr. Darbee will receive will be determined based on the closing stock price of PG&E Corporation common stock on the grant date, as reported on the New York Stock Exchange.  These restricted stock units will vest on the first business day of January 2013, provided that Mr. Darbee is still employed by PG&E Corporation or any of its affiliates on such date.  Upon Mr. Darbee’s (1) Retirement (defined as an employee’s voluntary resignation at age 55 or older after having been employed by PG&E Corporation or an affiliate for at least five consecutive years), (2) termination by PG&E Corporation other than for cause, or (3) termination by PG&E Corporation following divestiture ofa subsidiary, a prorated portion of his restricted stock units will vest immediately in accordance with the percentage of time that Mr. Darbee was employed by PG&E Corporation during the vesting period that will begin on the date of grant (the “Prorated Vesting Provisions”), and any unvested units will be forfeited.

Also on April 16, 2008, the independent members of the Board approved a modification to the terms of an award of 21, 155 restricted shares of PG&E Corporation common stock that had been granted to Mr. Darbee on January 2, 2007.  The modification is intended to avoid an unintended tax consequence of the restricted stock award to Mr. Darbee. Under applicable tax law, and unlike restricted stock units, restricted stock is considered personal property that will be taxable to the recipient when the shares are no longer subject to a substantial risk of forfeiture.  Mr. Darbee reached age 55 in January 2008.  Under the Prorated Vesting Provisions of the January 2, 2007 restricted stock award, upon Mr. Darbee's Retirement, a prorated portion of his restricted stock will vest immediately in accordance with the percentage of time that Mr. Darbee was employed by PG&E Corporation during the vesting period that began on January 2, 2007. Pursuant to the modification approved by the independent members of the Board, on December 31, 2008 (1) 8,462 shares of this restricted stock(the prorated portion of the restricted stock that would vest if Mr. Darbee were to retire on December 31, 2008) will vest and (2) the remaining 12,693 shares of restricted stock will be cancelled.

In lieu of the cancelled shares, on the first business day of January 2009, Mr. Darbee will be granted 12,693 restricted stock units (the "Replacement RSU Grant") that will contain the same terms and conditions, including the Prorated Vesting Provisions, as had originally applied to the cancelled portion of the restricted stock award.  The Replacement RSU Grant will have the same vesting date as the original award (i.e., the first business day of January 2012).  For purposes of the Prorated Vesting Provisions, the vesting period of the Replacement RSU Grant will begin on the first business day of January 2009.

The restricted stock units subject to both the 2008 RSU Grant and the Replacement RSU Grant (collectively, the “RSU Grants”) will vest immediately in full upon a Change in Control of PG&E Corporation (as such term is defined in, and subject to the terms of, the PG&E Corporation 2006 Long-Term Incentive Plan) if the restricted stock units are not continued or assumed in connection with the Change in Control.  In addition, the restricted stock units subject to the RSU Grants will vest immediately in full upon Mr. Darbee’s death, disability, or termination of employment in connection with a Change in Control of PG&E Corporation (assuming that the restricted stock units were continued or assumed in connection with the Change in Control).

Mr. Darbee will be entitled to receive dividend equivalents associated with all the restricted stock units subject to the RSU Grants.  These dividend equivalents will be converted into additional restricted stock units that will be subject to the same vesting and other provisions that apply to the award under which such dividend equivalents are credited.  Vested restricted stock units will be settled by the issuance of an equal number of shares of PG&E Corporation common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: April 22, 2008	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 22, 2008	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary